OCZ Technology Group Reports Fiscal 2010 Fourth Quarter and Year-End Results

Company Continues Shift to Solid State Drive Growth as
SSD Revenue Increases 135% for Q4 and 246% for the Year

San Jose, CA—May 12, 2010—OCZ Technology Group, Inc. (NASDAQ: OCZ), a leading provider of high-performance solid-state drives (SSDs) and memory modules for computing devices and systems, reports its fourth quarter and year-end results for the fiscal year 2010, which ended on February 28, 2010.

Recent Financial Highlights

•	SSD revenue increased 246% to $43.3 million for the year and 135% to $12.1 million in the fourth quarter
•	Generated year-end revenue of $144 million while shifting business strategy from legacy DRAM module business to SSDs; discontinued gaming PC and PC accessories product lines
•	R&D nearly doubled year over year as company invests in SSD development
•	Raised $15.4 million before costs in March 2010 as part of a private transaction from several institutional investors

Recent Business Highlights:

•	Addition of enterprise SSD clients Bell Micro and Whiptail Networks
•	Qualified enterprise SSDs with LSI Mega raid products and became an official LSI alliance partner
•	Launched 4th-generation Z-drive PCIe-based SSD products and continued to ramp PCIe-based SSD sales
•	Launched the highest capacity standard format SSD currently available in the market with 3.5" Colossus Series SSDs with capacities of up to 2TB
•	Launched Vertex 2 SSD with the highest aligned random write IOPS available in a 2.5" format MLC SSD

Business Overview:

“I am pleased with the overall performance of our company as we shift our strategy away from our legacy products and toward our growth in the burgeoning SSD market,” said Ryan Petersen, Chief Executive Officer of OCZ Technology. “The past year was transitional for OCZ, and our revenue growth and gross margins were negatively impacted by a lack of working capital.  However, we recently have disposed of certain product lines, increased our working capital through a $15.4 million fundraising, and increased our available credit lines, which we believe will allow us to increase revenue and gross margins going forward.  Despite a working capital shortage and challenging economic conditions, we continued to increase sales in our SSD segment, which was driven in part by increased demand for our enterprise SSD solutions. As the economy recovers and SSD markets expand, we believe that our portfolio of SSD products are well positioned for growth in fiscal 2011.”

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Financial Overview

For the fiscal year 2010, revenue was $144 million, a decrease of 7.7% from $156 million in fiscal 2009. The reduction in revenue was primarily in the Company’s legacy products, which totaled $100.7 million in the year compared to $143.5 million in 2009, as the group focused its limited working capital resources on SSD products. Gross profit for the year totaled $18.7 million, or 13.0% of revenues, compared to $19.8 million, or 12.7% of revenues in fiscal 2009. GAAP net loss was $13.5 million in fiscal 2010 compared to $11.7 million in fiscal 2009. GAAP diluted loss per share was $0.64 in fiscal 2010 compared to a loss of $0.56 in fiscal 2009. Non-GAAP adjusted EBITDA was a loss of $6.4 million in fiscal 2010, a decrease of 31% compared to a loss of $9.3 million in fiscal 2009.

Revenue for the fourth quarter was $32.4 million, a decrease of 21% from $41.1 million in fiscal 2009.  The reduction was primarily in the Company’s legacy products, which totaled $20.3 million in the quarter compared to $36.0 million in 2009, as the group focused its limited working capital resources on the SSD products. GAAP net loss was $6.5 million in fiscal 2010 fourth quarter, compared to $0.6 million in the same period in fiscal 2009. GAAP diluted loss per share was $0.31 in the fiscal fourth quarter of 2010 compared to a loss of $0.03 in the same period in fiscal 2009. Non-GAAP adjusted EBITDA was a loss of $3.5 million for the quarter, compared to a gain of $0.1 million in the fourth quarter of fiscal 2009.

Guidance:
For fiscal 2011, OCZ expects revenues to be in the range of $200 million to $215 million, and anticipates achieving positive Non-GAAP adjusted EBITDA for the fiscal year.  As the year progresses, the Company plans to provide more detailed earnings guidance.

Conference Call:

OCZ will host its fiscal 2010 fourth quarter and year-end conference call for the period ended February 28, 2010 on Wednesday, May 12 at 1:00PM ET (10:00AM PT). Ryan Petersen, CEO, Kerry Smith, CFO, and Arthur Knapp, VP of Finance, will present the company's financial results on the call.
All interested parties can join the call by dialing 888-298-3511 or 719-457-2640. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for replay until Wednesday, May 19, 2010 at midnight. To access the archived conference call, please dial 719-457-0820 or 888-203-1112 and enter replay passcode 9747535.

A live audio webcast of the conference call will be available by visiting the investor relations section of the OCZ website at www.ocztechnology.com. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection. The webcast will be archived for replay.

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About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (“OCZ”) is a leader in the design, manufacturing, and distribution of high performance and reliable Solid State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A – Risk Factors” in Part II in OCZ’s Quarterly Report on Form 10-Q filed with the SEC on January 14, 2010. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Non-GAAP Financial Measure
OCZ provides Adjusted EBITDA as a supplemental non-GAAP financial measure to its investors as a complement to net income/loss. An explanation and reconciliation of EBITDA to net income/loss is set forth below.OCZ believes that providing Adjusted EBITDA, a non-GAAP measure to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing OCZ's performance using a financial metric that the management team uses in making many key decisions and understanding how OCZ's "core operating performance" and its results of operations may look in the future. OCZ believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial performance. EBITDA is not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

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Calculation of Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, as well as inventory adjustments for discontinued products, severance cost, lease termination costs, goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. OCZ uses Adjusted EBITDA in evaluating OCZ's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from OCZ's core operations. OCZ believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. OCZ further believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial results.

Revenue Information:

To have investors better understand OCZ’s historical revenue trends and recent SSD growth, highlighted below is a revenue chart for the twelve-month periods ended February 28, 2010 and 2009.  The table illustrates the company’s rapid transition from its historical high performance memory business to its SSD business.

Net Revenue	FY2010	FY2009	% change
($ millions )

SSD	$43.3	$12.5	+246%

Flash Storage-other	$6.3	$17.1	-63%

Memory Modules	$72.9	$101.0	-28%

PSU/Others	$21.5	$25.4	-15%

	$144.0	$156.0	-8%

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Financial Results for the quarter and year ended February 28, 2010:

Financial Results for the quarter and year ended February 28, 2010:
OCZ TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share amounts)

	For the three months ended		For the twelve months ended
	February 28,		February 28,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenues	$32,368	$41,119	$143,959	$155,982
Cost of revenues	30,126	34,369	125,303	136,191
Gross profit	2,243	6,750	18,656	19,791

Sales and marketing	2,521	3,354	10,249	11,401
Research and development	1,309	801	5,331	2,575
General, administrative and operations	3,497	2,968	14,711	16,709
Impairment of goodwill and intangible assets	911	-	911	-
Total operating expenses	8,238	7,123	31,202	30,685
Operating income	(5,995)	(373)	(12,546)	(10,894)

Other income (expense) - net	58	(12)	727	(169)
Interest and financing costs	(568)	(165)	(1,716)	(600)

Income from operations before provision for	(6,505)	(550)	(13,535)	(11,663)
income taxes
Income tax expense (benefit)	-	9	(1)	61
Net income (loss)	$(6,505)	$(559)	$(13,534)	$(11,724)

Net income (loss) per share:
Basic	$(0.31)	$(0.03)	$(0.64)	$(0.56)
Diluted	$(0.31)	$(0.03)	$(0.64)	$(0.56)

Shares used in net income per share
computation:
Basic	21,300	21,300	21,300	21,000
Diluted	21,300	21,300	21,300	21,000

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	For the three months ended		For the twelve months ended
	February 28,		February 28,
Reconciliation to non-GAAP Adjusted EBITDA:	2010	2009	2010	2009
Net income (loss )	$(6,505)	$(559)	$(13,534)	$(11,724)

Income taxes	-	9	(1)	61
Interes t and financing costs	568	166	1,716	600
Depreciation and amortization	293	238	1,120	856

Traditional EBITDA	$(5,645)	$(146)	$(10,699)	$(10,207)

Stock bas ed compens ation	198	225	663	877
Impairment of goodwill and intangible assets	911	-	911	-
Leas e termination costs	-	-	466	-
Employee and director s everance costs	29	-	166	-
Cos ts in connection with prohibited foreign sales	-	-	365	-
Inventory adjustments for discontinued products	919	-	919	-
Fundraising related costs	111	-	509	-
Other non-recurring cosrs	19	-	290	-

Non-GAAP Adjusted EBITDA	$(3,458)	$79	$(6,410)	$(9,330)

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OCZ TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	February 28, 2010	February 28, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,224	$420
Accounts receivable, net of allowances of $2,853 and $2,279	20,380	23,995
Note receivable	375	-
Deferred tax asset, net	836	836
Inventory, net	9,846	16,787
Prepaid expenses and other assets	1,811	2,112
Total current assets	34,472	44,150
Property and equipment, net	2,629	2,855
Intangibles asset	88	268
Goodwill	9,954	10,342
Investment	408	-
Long-term notes receivable	260	-
Other assets	38	88
Total assets	$47,849	$57,703

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable	$500	$200
Bank operating loan	10,354	9,435
Accounts payable	26,318	25,394
Accrued and other liabilities	4,357	3,751
Total current liabilities	41,529	38,780
Long-term deferred rent	32	-
Total liabilities	41,561	38,780

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0025 par value; 20,000,000 shares authorized,
60,990 shares issued and outstanding as of February 28, 2010	-	-
Common stock, $0.0025 par value; 120,000,000 shares authorized,
21,278,642 shares issued and outstanding as of February 28, 2010 and 100,000,000 shares authorized, 21,278,642 shares issued and
outstanding as of February 28, 2009	53	53
Additional paid-in capital	31,862	30,911
Cumulative translation adjustment	(164)	(112)
Retained earnings	(25,463)	(11,929)
Total stockholders' equity	6,288	18,923
Total liabilities and stockholders' equity	$47,849	$57,703

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OCZ TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended February 28
	2010	2009
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(13,534)	$(11,724)
A djustments to reconcile net income/(loss) to net cash provided
by operatingDepreciationactivities:of property and equipment	1,009	744
A mortization of intangibles	111	112
Impairment of Goodwill and Intangible assets	911	-
Stock-based compensation	663	877
Non-cash impact on HLI write-off	102
Non-cash gain on disposition of product line	(668)	-
Changes in operating assets and current liabilities:
A ccounts receivable	3,615	(3,515)
Inventory	6,566	(1,960)
Prepaid expenses and other assets	301	974
A ccounts payable	924	12,361
Deferred tax asset, net
A ccrued and other liabilities	606	1,110
Deferred rent	32	-
Net cash provided by (used in) operating activities	638	(1,021)

Cash flows from investing activities:
Purchases of propert and equipment	(885)	(1,659)
(Increase) decrease in deposits	50	(23)
Cash payment for business acquisition	(454)	(553)
Net cash used in investing activities	(1,289)	(2,235)

Cash flows from financing activities:
Issuance of common stock	7	238
Issurance of preferred stock	281	-
Proceeds from bank loan, net	919	2,536
Proceeds from note payable	300	(375)
Net cash provided by (used in) financing activities	1,507	2,399

Effect of foreign exchange rate changes on cash and cash equivalents	(52)	(267)
Net increase (decrease) in cash and cash equivalents	804	(1,124)
Cash and cash equivalents at beginning of period	420	1,544
Cash and cash equivalents at end of period	$1,224	$420

Supplemental disclosures:
Interest paid	$823	$593
Income taxes paid	-	$60

Contact:

OCZ Technology Group, Inc.
Ryan Petersen, CEO, 408-733-8400
or
The Investor Relations Group
Investor Relations:
Adam Holdsworth, 212-825-3210
or
Public Relations:
Mike Graff, 212-825-3210

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